UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 9, 2021

Dominion Energy South Carolina, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	1-3375	57-0248695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Otarre Parkway Cayce, South Carolina	29033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2021, Dominion Energy, Inc. (Dominion Energy) and its wholly-owned subsidiaries, Virginia Electric and Power Company (Virginia Power), Questar Gas Company (Questar Gas) and Dominion Energy South Carolina, Inc. (DESC), entered into a $6,000,000,000 Fifth Amended and Restated Revolving Credit Agreement (the Core Credit Facility) with JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd. (Mizuho), Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, J.P. Morgan Securities LLC and Mizuho, as Co-Sustainability Structuring Agent, and the other lenders named therein.

The primary purpose of the Core Credit Facility, which amends and restates its predecessor agreement (the Prior Facility) in its entirety, is to link a discount in pricing of certain fees to be paid and amounts borrowed by Dominion Energy under the Core Credit Facility to Dominion Energy’s achievement of annual renewable electric generation and diversity and inclusion objectives. The changes introduced in the Core Credit Facility otherwise do not affect the economic terms under the Prior Facility. The Core Credit Facility also incorporates certain administrative and related changes, including with respect to the anticipated transition from the London Inter-Bank Offered Rate to an alternative benchmark rate.

The co-borrowers can use the Core Credit Facility to support bank borrowings and the issuance of commercial paper, as well as to support the issuance of letters of credit. The changes reflected in the Core Credit Facility are not expected to have any material impact on the annual cost or availability of funds to DESC. A maximum amount of $1,000,000,000 of the Core Credit Facility is available to DESC, assuming adequate capacity is available after giving effect to amounts outstanding to co-borrowers Dominion Energy, Virginia Power and Questar Gas and subject to any sub-limits for DESC agreed to among DESC and the co-borrowers from time to time. The Core Credit Facility matures in June 2026, unless extended.

The foregoing description of the Core Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	$6,000,000,000 Fifth Amended and Restated Credit Agreement, dated as of June 9, 2021, among Dominion Energy, Inc., Virginia Electric and Power Company, Questar Gas Company, Dominion Energy South Carolina, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents, J.P. Morgan Securities LLC and Mizuho Bank, Ltd., as Co-Sustainability Structuring Agent, and the other lenders named therein.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY SOUTH CAROLINA, INC.
Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: June 10, 2021